                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         The Petersen Companies, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                     LOGO

                         THE PETERSEN COMPANIES, INC.
                            6420 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA 90048
                           TELEPHONE: (213) 782-2000

                                                                 March 24, 1998

Dear Stockholder:

  You are cordially invited to attend the 1998 Annual Meeting of Stockholders of The Petersen Companies, Inc. (the "Company"), which is scheduled to be held on Wednesday, April 22, 1998, at 8:30 a.m., Eastern time, at the Waldorf Astoria Hotel, 301 Park Avenue, New York, New York 10022.

  At the meeting, we will report to you on current business conditions and recent developments at the Company. Members of the Board of Directors and our executive officers will be present to discuss the affairs of the Company with you.

  The Company has enclosed a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "Form 10-K") with this letter, notice of annual meeting of stockholders and proxy statement. If you would like another copy of the Form 10-K, please contact Richard S Willis, Chief Financial Officer, telephone: (213) 782-2000, and you will be sent one.

  It is important that your shares of Class A Common Stock be represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope to ensure your shares will be represented. If you do attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person.

  On behalf of the Board of Directors and management of the Company, I would like to thank you for choosing to invest in our Company. We are very excited about the future of the Company and are looking forward to our first annual meeting since the successful completion of our initial public offering in October 1997.

                                          Sincerely,

                                          James D. Dunning, Jr.
                                          Chairman of the Board and
                                          Chief Executive Officer

                                     LOGO

                         THE PETERSEN COMPANIES, INC.
                            6420 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA 90048
                           TELEPHONE: (213) 782-2000

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                MARCH 24, 1998

  The Annual Meeting of Stockholders of The Petersen Companies, Inc., a Delaware corporation (the "Company"), is scheduled to be held on Wednesday, April 22, 1998, at 8:30 a.m., Eastern time (the "Annual Meeting"), at the Waldorf Astoria Hotel, 301 Park Avenue, New York, New York 10022, for the purpose of:

  (1) Electing three (3) Class I Directors to serve until the annual meeting of stockholders in 2001 and until their successors are duly elected and qualified (the Board of Directors of the Company recommends a vote FOR the nominees named in the Company's Proxy Statement);

  (2) Approving the appointment of the independent accountants of the Company for the fiscal year ending December 31, 1998 (the Board of Directors of the Company recommends a vote FOR this proposal); and

  (3) Transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

  The Board of Directors has fixed the close of business on March 19, 1998, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          Richard S Willis
                                          Secretary

March 24, 1998

  The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "Form 10-K") is enclosed. The Form 10-K contains financial and other information about the Company, but is not incorporated into the Proxy Statement and is not deemed to be a part of the proxy soliciting material.

-------------------------------------------------------------------------------
  EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES
AND VOTE IN PERSON IF THEY SO DESIRE.

-------------------------------------------------------------------------------

                                     LOGO

                         THE PETERSEN COMPANIES, INC.
                            6420 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA 90048
                           TELEPHONE: (213) 782-2000

                                PROXY STATEMENT

                   ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                               ON APRIL 22, 1998

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Petersen Companies, Inc., a Delaware corporation (the "Company"), of proxies to be used at the annual meeting of stockholders of the Company scheduled to be held on Wednesday, April 22, 1998 (the "Annual Meeting"). This Proxy Statement and the related proxy card are being mailed to holders of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common"), commencing on or about March 26, 1998.

  If the enclosed proxy card is executed and returned, the shares represented by it will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and desire to do so. In addition, the proxy may be revoked at any time prior to its exercise either by giving written notice to the Company or by submission of a later-dated proxy.

  Stockholders of record of the Company's Class A Common at the close of business on March 19, 1998 will be entitled to vote at the Annual Meeting. On that date, the Company had outstanding 27,022,974 shares of Class A Common. A list of the Company's stockholders will be open to the examination of any stockholders, for any purpose germane to the meeting, at the Company's headquarters for a period of ten days prior to the meeting. Each share of Class A Common entitles the holder thereof to one vote on all matters submitted to stockholders. At the Annual Meeting, inspectors of election shall determine the presence of a quorum and shall tabulate the results of the stockholders' voting. The holders of a majority of the total number of outstanding shares of Class A Common entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the Annual Meeting. In accordance with the General Corporation Law of the State of Delaware (the "DGCL"), properly executed proxies marked "abstain" as well as proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting ("broker non-votes"), will be considered "present" for the purposes of determining whether a quorum has been achieved at the Annual Meeting. The Board of Directors recommends that the stockholders vote FOR Proposals 1 and 2.

  The three nominees for Director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy shall be elected. Consequently, any shares of Class A Common present in person or by proxy at the Annual Meeting but not voted for any reason have no impact in the election of Directors, except to the extent that the failure to vote for an individual may result in another individual receiving a larger number of votes. All other matters to be considered at the Annual Meeting require for approval the favorable vote of a majority of the shares entitled to vote at the meeting either in person or by proxy. Stockholders have no right to cumulative voting as to any matter, including the election of Directors. If any proposal at the Annual Meeting must receive a specific percentage of favorable votes for approval, abstentions in respect of such proposal are treated as present and entitled to vote under the DGCL and therefore have the effect of a vote against such proposal. Broker non-votes in respect of any proposal are not counted for purposes of determining whether such proposal has received the requisite approval under the DGCL.

  The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated on a valid proxy, the shares represented by such proxies received will be voted:
(i) for the nominees for Director named in this Proxy Statement; (ii) for approval of the appointment of Ernst & Young LLP as independent certified public accountants; and (iii) in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters which properly come before the Annual Meeting or any adjournment or postponement thereof.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

  Unless the context otherwise requires: (i) the term "Predecessor" is used herein to refer to the historical operations of the publishing division of Petersen Publishing Company prior to September 30, 1996; and (ii) the term "Petersen" is used herein to refer to the operations of Petersen Holdings L.L.C. and its consolidated subsidiaries, including Petersen Publishing Company L.L.C. ("Publishing"). On September 30, 1996, Petersen acquired the Predecessor in a leveraged acquisition (the "Acquisition"). In connection with the Company's initial public offering (the "IPO"), the Company effected a reorganization whereby, among other things, Petersen became a wholly owned subsidiary of the Company (the "Reorganization").

  The Board of Directors is currently comprised of ten Directors divided into three classes. The term of each class expires in different years. All of the current members of the Board of Directors were designated or approved by Willis Stein & Partners L.P. pursuant to the terms of the Securityholders Agreement. See "Beneficial Ownership of Common Stock--Securityholders Agreement." The Board of Directors has nominated and recommends a vote FOR the election of the three nominees set forth below. Messrs. Richard S Willis, Chip Block and John R. Willis currently serve as Directors of the Company. Mr. Block was appointed to the Board of Directors in March 1998 to fill the vacancy resulting from the resignation of Stuart Karu. If any nominee becomes unavailable for any reason or should a vacancy occur before the election (which events are not anticipated), the persons named on the enclosed proxy card may substitute another person as a nominee or may add or reduce the number of nominees to such extent as they shall deem advisable. At the Annual Meeting, three Directors are to be elected as members of Class I to serve until the annual meeting in 2001 and until their successors are elected and qualified or until their earlier removal or resignation.

  Subject to rights of holders of any series of preferred stock to fill such newly created directorships or vacancies, any newly created directorships resulting from an increase in the authorized number of Directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification or removal for cause may be filled by a vote of 50% of the total number of the remaining Directors then in office.

  Information regarding the nominees for Director of the Company is set forth below:

          NAME           AGE                              POSITION
          ----           ---                              --------
Richard S Willis........  37 Executive Vice President, Chief Financial Officer and Director
Milton J. (Chip) Block,
 Jr. (3)................  52 Director
John R. Willis..........  48 Director

  Information regarding Directors of the Company not subject to reelection at the Annual Meeting is set forth below:

          NAME           AGE                              POSITION
          ----           ---                              --------
James D. Dunning, Jr.
 (1) (2)................  50 Chairman of the Board and Chief Executive Officer
D. Claeys Bahrenburg
 (1)....................  50 Vice Chairman of the Board and Chairman of the Executive Committee
Neal Vitale (1).........  44 President, Chief Operating Officer and Director
Laurence H. Bloch (3)...  43 Director
Avy H. Stein (1) (2)....  43 Director
Daniel H. Blumenthal
 (2)....................  34 Director
Stacey J. Lippman (3)...  49 Director

--------
(1) Member of the Executive Committee.
(2) Member of the Compensation Committee.
(3) Member of the Audit Committee.

  There are no family relationships between or among any Directors or executive officers of the Company.

DIRECTOR NOMINEES (CLASS I DIRECTORS)

  Richard S Willis has served as Executive Vice President and Chief Financial Officer of the Company since the Acquisition and has served as a Director of the Company since December 1996. Prior to the Acquisition, Mr. Willis served as the Vice President, Finance of the Predecessor since October 1995. From 1993 to 1995, Mr. Willis served as the Executive Vice President and Chief Financial Officer of two divisions of World Color Press, Inc. and from 1990 to 1993 as the Chief Financial Officer and Secretary of Aster Publishing Company. From 1987 to 1990, Mr. Willis served as the Chief Financial Officer and Vice president of Finance and Administration of the consumer magazine group of Cowles Media Company. Prior thereto, Mr. Willis held various financial and managerial positions with Capital Cities/ABC, including the Chief Financial Officer of its consumer magazine division. Mr. Willis is not affiliated with Willis Stein & Partners, L.P.

  Milton J. (Chip) Block, Jr. has served as a Director of the Company since March 1998. Mr. Block has served as Chairman and President of Applied Interactive Media, Inc. (now known as AIM, LLC), which develops circulation programs for magazine publishers, since 1990. Mr. Block has been involved in consumer magazine publishing for over twenty years in various capacities. Mr. Block is also a director of Worldwide Media, Inc.

  John R. Willis has served as a Director of the Company since December 1996. Mr. Willis is a founder and Managing Director of Willis Stein & Partners L.P. ("Willis Stein"). Prior to founding Willis Stein, Mr. Willis served as President of Continental Illinois Venture Corporation ("CIVC"), a venture capital investment firm, from 1989 through 1994. Prior to his tenure at CIVC, Mr. Willis founded and served as a Managing Director of Continental Mezzanine Investment Group, following his serving in various senior lending positions at Continental Bank, which he joined in 1974. Mr. Willis also serves as a director of a number of privately-held companies.

CLASS II DIRECTORS (TERM EXPIRING AT THE 1999 ANNUAL MEETING)

  D. Claeys Bahrenburg has served as Vice Chairman of the Board and as a Director of the Company since the Acquisition and as Chairman of the Executive Committee since October 1997. From 1989 to 1995, Mr. Bahrenburg served as President of the Magazine Publishing Division of The Hearst Corporation ("Hearst"), the largest publisher of monthly magazines in the world. From 1986 to 1989, Mr. Bahrenburg served as Executive Vice President and Group Publishing Director at Hearst, where his responsibilities included overseeing 12 publications, new magazine development and brand development. From 1981 to 1986, Mr. Bahrenburg held the position of Publisher of both House Beautiful and Cosmopolitan.

  Laurence H. Bloch currently serves as a Director of the Company and served as the Vice Chairman of the Company since the Acquisition to December 1997. Mr. Bloch also serves as Chairman of TransWestern Holdings L.P. and TransWestern Publishing Company LLC (collectively, "TransWestern"), the largest independent publisher of yellow pages in the United States. Mr. Bloch joined TransWestern in May 1993. From September 1990 to March 1992, Mr. Bloch was Senior Vice President and Chief Financial Officer of Lanxide Corporation, a materials technology company. Between 1980 and 1990, Mr. Bloch was an investment banker, initially with Thomson McKinnon Securities, Inc. ("Thomas McKinnon"), and later as a Managing Director of Smith Barney. Mr. Bloch is also a director of TransWestern.

  Daniel H. Blumenthal has served as a Director of the Company since the Acquisition. Mr. Blumenthal is a founder and Managing Director of Willis Stein. Prior to founding Willis Stein, Mr. Blumenthal served as Vice President of CIVC from 1993 through 1994. Prior to his tenure at CIVC, Mr. Blumenthal was a corporate tax attorney with Latham & Watkins, a national law firm, from 1988 to 1993. Mr. Blumenthal also serves as a director of a number of privately-held companies.

  Stacey J. Lippman has served as a Director of the Company since March 1998. Mr. Lippman has served as the Corporate Media Director and a Managing Partner of TBWA Chiat/Day Advertising Agency since 1988. Mr. Lippman has over 25 years experience in the advertising industry.

CLASS III DIRECTORS (TERM EXPIRING AT THE 2000 ANNUAL MEETING)

  James D. Dunning, Jr. has served as the Chairman of the Board and Chief Executive Officer of the Company since the Acquisition. Mr. Dunning served as Chairman and Chief Executive Officer of TransWestern Publishing Company, L.P. from 1993 through September 1997, and is currently Chairman and Chief Executive Officer of The Dunning Group, Inc., a private investment firm. Mr. Dunning was formerly Chairman of SRDS Media Information, L.P., a media information and database publisher. From 1987 to 1992, Mr. Dunning was Chairman, Chief Executive Officer and President of Multi-Local Media Information Group, Inc., a yellow pages and database company. From 1985 to 1986, he served as Executive Vice President of Ziff Communications, a consumer and trade publisher. From 1982 to 1984, Mr. Dunning was Senior Vice President and Director of Corporate Finance at Thomson McKinnon. Mr. Dunning served as President of Rolling Stone Magazine from 1977 to 1982.

  Neal Vitale has served as the President and Chief Operating Officer of the Company and as a Director of the Company since the Acquisition. From 1989 to 1996, Mr. Vitale was employed by Cahners Publishing Company ("Cahners"), a division of Reed Elsevier, Inc. and a leading business-to-business publisher, in a variety of managerial capacities, including Vice President of Consumer Publishing, Vice President/General Manager of Variety and, most recently, as Group Vice President, Entertainment, where he was responsible for Variety, Daily Variety, Broadcasting & Cable, Moving Pictures International, On Production and Tradeshow Week. From 1984 to 1989, Mr. Vitale was a partner at McNamee Consulting Company, Inc., a management consulting firm specializing in publishing and direct marketing.

  Avy H. Stein has served as a Director of the Company since the Acquisition. Mr. Stein is a founder and Managing Director of Willis Stein. Prior to founding Willis Stein, Mr. Stein served as a Managing Director of CIVC from 1989 through 1994. Prior to his tenure at CIVC, Mr. Stein served as a special consultant for mergers and acquisitions to the Chief Executive Officer of NL Industries, Inc.; as the Chief Executive Officer and principal shareholder of Regent Corporation; as President of Cook Energy Corporation and as an attorney with Kirkland & Ellis, a national law firm. Mr. Stein also serves as a director of Tremont Corporation, Racing Champions Corporation, UC Television Network Corp. and a number of privately-held companies.

COMPENSATION OF DIRECTORS

  Each of the Directors of the Company (other than Messrs. Bahrenburg, Vitale and R. Willis) is paid annual compensation of $35,000. Directors are also reimbursed by the Company for reasonable travel expenses incurred in attending Board of Directors' meetings. The Directors do not receive any additional compensation for committee participation. Upon their appointment to the Board, Messrs. Block and Lippman were each granted options under the Company's 1997 Long-Term Equity Incentive Plan to purchase 5,000 shares of Class A Common at an exercise price equal to its fair market value on the date of grant. These options vest in equal installments over a three-year period beginning on the first anniversary of their appointment to the Board.

COMMITTEES AND DIRECTORS' MEETINGS

  The Board of Directors held six meetings and took action by written consent an additional three times during the Company's preceding fiscal year. All of the Directors attended 75% or more of the total number of meetings of the Board of Directors.

  The Board of Directors has three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee.

  The Audit Committee is currently comprised of Messrs. Chip Block, Laurence Bloch and Stacey Lippman. Messrs. Block and Lippman were each appointed to the Audit Committee upon their appointment to the Board in March 1998. The Board of Directors has resolved that, in its opinion and after a full discussion on the matter, each of the members of the Audit Committee is free from any relationship with the Company or its management that would interfere with his exercise of independent judgment as a committee member. The Audit Committee reviews and recommends to the Board, as it deems necessary, the internal accounting and financial controls for the Company and the accounting principles and auditing practices and procedures to be employed in preparation and review of financial statements of the Company. The Audit Committee makes recommendations to the Board concerning the engagement of independent public accountants and the scope of the audit to be undertaken by such accountants. Ernst & Young LLP presently serves as the independent auditors of the Company.

  The Compensation Committee is currently comprised of Messrs. Stein, Dunning and Blumenthal. The Compensation Committee reviews and, as it deems appropriate, recommends to the Board policies, practices and procedures relating to the compensation of the officers and other managerial employees and the establishment and administration of employee benefit plans. The Compensation Committee exercises all authority under any employee stock option plans of the Company as the committee therein is specified (unless the Board resolution appoints any other committee to exercise such authority), and advises and consults with the officers of the Company as may be requested regarding managerial personnel policies. The Compensation Committee will have such additional powers and be granted additional authority as may be conferred upon it from time to time by the Board.

  The Executive Committee is comprised of Messrs. Bahrenburg, Dunning, Stein and Vitale. The Executive Committee is authorized, subject to certain limitations, to exercise all of the powers of the Board of Directors during periods between Board meetings. The Board may also establish other committees to assist in the discharge of its responsibilities.

  The Company does not have a nominating committee. The entire Board of Directors currently is responsible for filling vacancies on the Board as they occur and recommending candidates for election as Directors at the annual meetings of stockholders. The Board will consider individuals recommended for nominations by stockholders of the Company. Such recommendations should be submitted in writing to the Chairman of the Board, who will submit them to the entire Board for its consideration. The recommendation must be accompanied by the consent of the individual nominated to be elected and to serve.

  In addition, the Amended and Restated By-Laws of the Company (the "By-Laws") require that advance notice of nominations for the election of Directors to be made by a stockholder (as distinguished from a stockholder's recommendation to the Board) be given to the Secretary of the Company (i) in the case of an annual meeting, no later than 60 days and no more than 90 days before an annual meeting of stockholders, provided, that in the event that the date of the annual meeting is changed by more than 30 days from the first anniversary date of the preceding year's annual meeting, notice by stockholders must be received no later than the close of business on the tenth (10th) day following the earlier of the date on which this notice was mailed or public announcement of the meeting was made, and (ii) in the case of a special meeting at which Directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public announcement of the meeting was made. Such notice must include: (i) as to each person whom the stockholder proposes to nominate for election as a Director at such meeting all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Company's books, of such stockholder and (B) the class and number of shares of the Company which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the Company which are beneficially owned by such person.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's Compensation Committee was established in December 1996 and is comprised of Messrs. Blumenthal, Dunning and Stein. Messrs. Blumenthal and Stein are each Managing Directors of Willis Stein, which is a principal stockholder of Company. See "Beneficial Ownership of Common Stock."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In connection with the Company's IPO, all of the existing securityholders of the Company (including the Named Executive Officers (as defined herein)) and Petersen entered into a Contribution and Recapitalization Agreement (the "Recapitalization Agreement"), pursuant to which, among other things, each existing securityholder of the Company and Petersen contributed all of its existing shares of common stock of the Company and Preferred Units and Common Units of Petersen to the Company in exchange for newly-issued shares of Common Stock. Pursuant to the Recapitalization Agreement: (i) all of the Preferred Units of Petersen were exchanged for an aggregate of 10,727,176 shares of Common Stock and (ii) all of the Class A and Class D Common Units of Petersen and all of the then-outstanding common stock of the Company was exchanged for an aggregate of 16,132,088 shares of Common Stock. The number of shares of Common Stock that were issued under the Recapitalization Agreement to the existing securityholders of the Company and Petersen was determined according to the relative preference rankings of such securities and was based upon the initial public offering price of the Class A Common.

  On July 31, 1997, Petersen and all of the holders of Class A, B and C Common Units (including the Named Executive Officers) entered into an agreement whereby all of the outstanding Class B and C Common Units of Petersen were converted into five series of Class D Common Units. The Class D Common Units issued to Messrs. Bahrenburg, Vitale and Willis are subject to vesting and scheduled to vest on the fifth anniversary of their issue date provided that the holder thereof has been continuously employed by the Company through such date. Vesting accelerates upon death or disability of such holder or the sale of Petersen. Upon the IPO, vesting of such Class D Common Units accelerated as follows so long as the holder is continuously employed through the date of such IPO: (i) if the holder continues to be employed on the first, second or third anniversary of the IPO date such that 33 1/3% will vest upon each of the first, second and third anniversaries of the IPO date and (ii) if the holder ceases to be employed on a date other than such an anniversary, such that a pro rata portion will vest since the later of the IPO date and the last anniversary of the IPO date. As a result of the Reorganization, these Class D Common Units were exchanged for shares of Class A Common, which continue to be subject to the same vesting schedule set forth above for Messrs. Bahrenburg, Vitale and Willis. The following table sets forth the shares of Class A Common that were issued to each executive officer and/or Director of the Company for their Class D Common Units:

                                                                       NUMBER OF
                                                                        SHARES
                                                                       ---------
      James D. Dunning, Jr............................................  477,449
      D. Claeys Bahrenburg............................................  171,744
      Laurence H. Bloch...............................................  238,381
      Neal Vitale.....................................................  254,182
      Richard S Willis................................................   94,803

  Mr. Bloch, a Director of the Company, receives an annual consulting fee of $100,000 for providing strategic advice to the Company on an as-needed basis regarding potential acquisitions and other ventures.

  Willis Stein, a significant stockholder of the Company, owns approximately 18.0% of the equity securities of Racing Champions Corporation ("Racing Champions") and has two representatives on Racing Champions' board of directors, including Avy H. Stein. The Company has entered into licensing and marketing arrangements with Racing Champions in connection with the Racing Champions Mint and Racing Champions Hot Rod

Collection. The Company received payments of approximately $180,000 in 1997 from Racing Champions in connection with these licenses.

  Each of Messrs. Bahrenburg, Vitale and Willis purchased equity securities of Petersen and the Company at the time of the Acquisition through the issuance of promissory notes to the Company. Such promissory notes bear interest at a rate equal to the Company's weighted average cost of borrowing (8.5% at December 31, 1997) and will become due and payable on the earlier to occur of:
(i) December 31, 2001; (ii) the termination of such executive's employment with the Company; or (iii) a sale of the Company. As of December 31, 1997, the following principal amounts were outstanding under such promissory notes:

                                                                      PRINCIPAL
                                                                       AMOUNT
      NAME                                                           OUTSTANDING
      ----                                                           -----------
      D. Claeys Bahrenburg..........................................  $800,000
      Neal Vitale...................................................   750,000
      Richard S Willis..............................................   200,000

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's officers, Directors and persons who beneficially own more than ten percent of the Company's Class A Common to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission ("SEC"). Officers, Directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that during the period from October 2, 1997 (the date the Company's Class A Common became registered under the Exchange Act) through December 31, 1997, all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners were complied with other than by the general partner of Willis Stein and its members, all of which filed a Form 5 to disclose that each may be deemed to be the beneficial owner of the shares of Class A Common held of record by Willis Stein.

                  PROPOSAL NO. 2--RATIFICATION OF APPOINTMENT
                          OF INDEPENDENT ACCOUNTANTS

  The Board of Directors recommends a vote FOR approval of the appointment of Ernst & Young LLP as the independent accountants of the Company and its subsidiaries to audit the books and accounts for the Company and its subsidiaries for the year ending December 31, 1998. Ernst & Young LLP audited the financial statements of the Company and its subsidiaries for the year ended December 31, 1997. It is expected that representatives of Ernst & Young LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to answer appropriate questions.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  Except as otherwise noted, the following table sets forth certain information as of March 18, 1998 as to the security ownership of equity securities of the Company by (i) each of the executive officers named in the Summary Compensation Table, (ii) each of the Directors and Director nominees of the Company, (iii) all Directors and executive officers as a group and (iv) those persons owning of record or known to the Company to be the beneficial owner of more than five percent of the voting securities of the Company. All information with respect to beneficial ownership has been furnished by the respective Director, Director nominee, executive officer or five percent beneficial owner, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Class A Common has been determined for this purpose in accordance with the applicable rules and regulations promulgated under the Exchange Act.

                                             CLASS A              CLASS B
                                        COMMON STOCK (1)      COMMON STOCK (1)
                                      --------------------- --------------------
EXECUTIVE OFFICERS, DIRECTORS AND 5%    NO. OF   PERCENT OF  NO. OF   PERCENT OF
            STOCKHOLDERS                SHARES     CLASS     SHARES     CLASS
------------------------------------  ---------- ---------- --------- ----------
EXECUTIVE OFFICERS AND DIRECTORS:
James D. Dunning, Jr. (2)...........   1,094,074     4.0%         --      -- %
D. Claeys Bahrenburg................     575,159     2.1          --      --
Neal Vitale.........................     549,455     2.0          --      --
Richard S Willis....................     175,486       *          --      --
Laurence H. Bloch (3)...............     607,128     2.2          --      --
Avy H. Stein (4)....................   7,209,409    26.7          --      --
Daniel H. Blumenthal (4)............   7,209,409    26.7          --      --
Milton J. (Chip) Block, Jr..........         300       *          --      --
Stacey J. Lippman...................         --      --           --      --
John R. Willis (4)..................   7,209,409    26.7          --      --
All Directors and executive officers
 as a group (10 persons)............  10,211,011    37.8          --      --
5% OWNERS:
Willis Stein & Partners, L.P. (5)...   7,209,409    26.7          --      --
Robert E. Petersen (6)..............   3,604,705    13.3          --      --
BankAmerica Investment Corporation
 (1)(7).............................   2,883,763     9.6    2,883,763    36.6
Chase Equity Associates, L.P.
 (1)(8).............................   2,634,223     9.3    1,397,823    17.7
The Allstate Corporation (9)........   2,162,823     8.0          --      --
First Union Corporation (1)(10).....   1,802,352     6.2    1,802,352    22.8
CIBC WG Argosy Merchant Fund 2,
 L.L.C. (1)(11).....................   1,802,352     6.2    1,802,352    22.8

--------
*   Less than one percent.
 (1) The Company has two classes of outstanding Common Stock, the Class A Common and the Class B Common Stock, which are identical in all respects except that the Class B Common Stock is non-voting and is convertible to Class A Common under certain circumstances. In general, holders of Class B Common Stock are only entitled to convert their Class B Common Stock into Class A Common in the event they intend to dispose such shares to a third party. Beneficial ownership of the Class A Common has been determined in accordance with the rules of the Commission. Pursuant to such rules, a person is deemed to be the beneficial owner of any security in which that person has the right to acquire beneficial ownership of such security within 60 days. As a result, holders of Class B Common Stock are deemed to be the beneficial owners of the Class A Common issuable upon the conversion thereof. Such shares of Class A Common, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person.
 (2) Includes 14,418 shares of Class A Common held in trusts for which Mr. Dunning serves as trustee.
 (3) Such shares of Class A Common are held in a trust for which Mr. Bloch serves as trustee.
 (4) Includes 7,209,409 shares of the Class A Common beneficially owned by Willis Stein. Such persons disclaim beneficial ownership of all such shares beneficially owned by Willis Stein in which he does not have a pecuniary interest. Such person's address is c/o Willis Stein, 227 West Monroe Street, Suite 4300, Chicago, Illinois 60606.
 (5) The address of Willis Stein is 227 West Monroe Street, Suite 4300, Chicago, Illinois 60606. Willis Stein & Partners, L.L.C. is the sole general partner of Willis Stein. As a result, Willis Stein & Partners, L.L.C. may be deemed to have shared voting and dispositive powers with respect to such shares. The members of Willis Stein & Partners, L.L.C. are John R. Willis, Avy H. Stein, Beth F. Johnston, Daniel H. Blumenthal and Daniel M. Gill.

 (6) Mr. Petersen's interests in the Company are owned through Petersen Properties. The address for Mr. Petersen and Petersen Properties is 6420 Wilshire Boulevard, Los Angeles, California 90048.
 (7) Such person's address is c/o BankAmerica Investment Corporation ("BAIC"), 231 South LaSalle Street, Chicago, Illinois 60697. Also includes shares of Class B Common Stock held by CIVC Partners II, a partnership all of the partners of which are employees of BAIC or an affiliate thereof.
 (8) Such person's address is 380 Madison Avenue, 12th Floor, New York, New York 10017-2951.
 (9) Such person's address is 2775 Sanders Road, Northbrook, Illinois 60062-
     6127.

(10) Such person's address is One First Union Center, 301 South College Street, Charlotte, North Carolina 28288-0137.

(11) Such person's address is 425 Lexington Avenue, 3rd Floor, New York, New York 10017.

SECURITYHOLDERS AGREEMENT

  At the time of the Acquisition, the Company, Petersen, Willis Stein and the other investors named therein, including Messrs. Dunning, Bahrenburg, Vitale and Richard S Willis (collectively, the "Investors"), entered into a securityholders agreement (the "Securityholders Agreement"), providing for:
(i) the composition of the Board of Directors; (ii) restrictions on the transfer of equity securities of Petersen, the Company and Petersen Investment Corp. (the "Equity Securities"); (iii) registration rights relating to the Equity Securities; (iv) obligations of the Investors upon a sale of the Company; and (v) preemptive rights in favor of the non-Willis Stein Investors in connection with issuances of equity to Willis Stein. Under the terms of the Securityholders Agreement, the Investors agreed to vote their shares in favor of those individuals designated by Willis Stein to serve on the Board of Directors. Willis Stein also has the right to control the vote on any significant corporate changes, such as a merger, consolidation or sale of the Company until such time as the Company consummates an initial public offering of its equity securities resulting in the receipt by the Company of at least $75.0 million of gross proceeds and which indicates a market capitalization of the Company without giving effect to any issuances of equity securities following its initial capitalization of at least $330.0 million (a "Qualified IPO"). All of the Investors have agreed that Willis Stein (through the Company) may control the circumstances under which a sale of Petersen may take place, and that each Investor will consent to such transaction on the terms negotiated by Willis Stein. The Securityholders Agreement provides for up to four long-form and unlimited short-form demand registrations in favor of Willis Stein, two short-form demand registrations in favor of a majority of the non-Willis Stein Investors at such time as the Company is eligible to use a short-form registration statement and unlimited "piggyback" registrations in favor of the Investors.

  Certain of the provisions of the Securityholders Agreement terminated in accordance with their terms upon the completion of the IPO. Certain of the parties to the Securityholders Agreement agreed to extend the voting provisions of the Securityholders Agreement for a period of at least 21 months following the IPO. Such voting provisions would have otherwise terminated by their terms as a result of the IPO being a Qualified IPO. As a result of such amendment, Willis Stein has the power to vote shares of Class A Common representing approximately 65% of the Company's voting securities.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following Summary Compensation Table includes individual compensation information for the Chief Executive Officer and each of the other executive officers of the Company for the year ended December 31, 1997 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during the years ended December 31, 1996 and 1997. In certain circumstances, the amounts shown in the table combine the compensation received for services that were provided to the Predecessor from January 1, 1996 through September 30, 1996, and to the Company from October 1, 1996 through December 31, 1996. There were no stock options exercised during the Company's last fiscal year nor were any options granted to or held by the Named Executive Officers during or at the end of the Company's last fiscal year.

                          SUMMARY COMPENSATION TABLE

                                                  LONG-TERM
                                                 COMPENSATION
                           ANNUAL COMPENSATION      AWARDS
                         ----------------------- ------------
                                                    STOCK          ALL OTHER
   PRINCIPAL POSITION    YEAR SALARY($) BONUS($)  AWARDS($)     COMPENSATION($)
   ------------------    ---- --------- -------- ------------   ---------------
James D. Dunning, Jr.
 (5).................... 1997 $200,000  $200,000  $3,360,000(1)    $ 44,941(3)(4)
 Chairman and Chief
 Executive Officer       1996   25,000       --       37,085(2)       8,750(4)
D. Claeys Bahrenburg
 (5).................... 1997 $500,000  $310,000  $2,100,000(1)    $  7,656(3)
 Vice Chairman and
 Chairman of Executive
 Committee               1996  133,333       --       23,180(2)         --
Neal Vitale (5)......... 1997 $333,400  $235,000  $2,100,000(1)    $  9,774(3)
 President and Chief
 Operating Officer       1996  111,133    25,000      23,180(2)         --
Richard S Willis........ 1997 $200,000  $160,000  $  420,000(1)    $  9,355(3)
 Executive Vice
 President and Chief
 Financial Officer       1996  181,791    50,000       4,635(2)     115,875(6)

--------
(1) On July 31, 1997, the Named Executive Officers exchanged their Class B Common Units and Class C Common Units of Petersen (see footnote 2 below) for Class D Common Units, which resulted in the Company recording a non-recurring non-cash charge of $12.2 million. The value deemed received by each Named Executive Officer as a result of this exchange is set forth in the foregoing table. These amounts were determined based upon the difference in value of the Class D Common Units and the Class B Common Units and Class C Common Units. As a result of the Reorganization, all of the Class D Common Units held by the Named Executive Officers were exchanged for the following number of shares of Class A Common: James D. Dunning, Jr.--477,449; D. Claeys Bahrenburg--171,744; Neal Vitale-- 254,182; and Richard S Willis--94,803. See "Certain Relationships and Related Transactions." Set forth below is the aggregate number of shares of Class A Common subject to vesting and their aggregate value (based upon the closing price of the Company's Class A Common on December 31, 1997) for each of the Named Executive Officers as of the end of the Company's last fiscal year:

                                                               CLASS A AGGREGATE
      NAME                                                     COMMON    VALUE
      ----                                                     ------- ---------
      D. Claeys Bahrenburg.................................... 171,744 3,950,112
      Neal Vitale............................................. 254,182 5,846,186
      Richard S Willis........................................  94,803 2,180,469

--------
(2) Represents the estimated fair market value at the time of issuance (September 30, 1996) of the Class A, B and C Common Units of Petersen. Each of the Class A, B and C Common Units issued to such executive officers were subject to vesting over a five-year period and the Class B and C Common Units were not eligible to participate in any distributions by Petersen until the original purchasers of the Preferred Units and the remaining Class A Common Units achieved a specified rate of return on their total investment in Petersen. The Class A Common Units so issued were valued at $4.50 per unit, the price paid therefor by the investors in connection with the Acquisition. Because of the terms applicable to the Class B and C Common units, the fair market value of such Class B and C Common Units was determined by the Board of Directors to be zero at the time of issuance.
(3) Includes payments made by the Company on behalf of such Named Executive Officers in 1997 as follows:

                                                 MEDICAL    LIFE       401(K)
                                                INSURANCE INSURANCE   MATCHING
      NAME                                      PREMIUMS  PREMIUMS  CONTRIBUTION
      ----                                      --------- --------- ------------
      James D. Dunning, Jr.....................  $6,801     $474       $2,666
      D. Claeys Bahrenburg.....................   6,801      855          --
      Neal Vitale..............................   6,119      855        2,800
      Richard S Willis.........................   6,119      570        2,666

(4) Includes director fees of $35,000 in 1997 and $8,750 in 1996.
(5) Executive's employment with the Company commenced on September 30, 1996. See "--Employment Agreements."
(6) Represents payment made to Mr. Willis pursuant to the terms of his Employment Agreement to reimburse him for losses incurred in connection with the sale of his principal residence.

EMPLOYMENT AGREEMENTS

  In connection with the Acquisition, Messrs. Bahrenburg, Vitale and R. Willis each entered into an Executive Securities Purchase and Employment Agreement (the "Employment Agreements") with the Company. The Employment Agreements provide for the continued employment of Mr. Bahrenburg as the Chief Executive Officer of Publishing, Mr. Vitale as the President of Publishing and Mr. Willis as the Chief Financial Officer of Publishing until December 31, 2001, unless terminated earlier as provided in the respective Employment Agreement. The Employment Agreements of Messrs. Bahrenburg, Vitale and Willis provide for: (i) an annual base salary of $500,000, $325,000, and $200,000, respectively (subject to annual increases based on the consumer price index);
(ii) annual bonuses of up to approximately half of the base salary of such person based on the achievement certain EBITDA targets; and (iii) a deferred bonus payable upon the first to occur of: (a) a sale of the Company or (b) the fifth anniversary of the date of such agreements. Each executive's employment may be terminated by the Company at any time with or without cause. If such executive is terminated by the Company with "cause" or resigns other than for "good reason" (each as defined in such agreements), the executive will be entitled to his base salary and fringe benefits until the date of termination, but will not be entitled to any unpaid bonus. Each of Messrs. Bahrenburg, Vitale and Willis is entitled to his base salary and fringe benefits and any accrued bonus for a period of twelve months following his termination in the event such executive is terminated without cause or resigns with good reason. Pursuant to the Employment Agreements, Messrs. Bahrenburg, Vitale and Willis each has agreed not to compete with the Company during the employment period and for one year thereafter. The Employment Agreements also provide each executive with customary fringe benefits and vacation periods. "Cause" is generally defined in the Employment Agreements to mean: (i) the commission of a felon or a crime involving moral turpitude; (ii) the commission of any other act or omission involving dishonest disloyalty or fraud; (iii) the substantial and repeated failure to perform duties as reasonably directed by the Board or Chairman of the Board of the Company; (iv) gross negligence or willful misconduct with respect to the Company or any subsidiary; (v) an other material breach of the Employment Agreement or Company policy established by the Board, which breach if curable, is not cured within 15 days after written notice thereof to the executive; or (vi) the failure by the Company to generate a specified level of EBITDA in any fiscal year. "Good reason" is defined to mean the occurrence, without such executive's consent, of any of the following: (i) the assignment to the executive of significant duties materially inconsistent with the executive's status as a senior executive officer of the Company or a substantial diminution in the nature or status of the executive's responsibilities; (ii) a reduction by the Company in the executive's annual base salary as in effect on the date of such Employment Agreements, except for across-the-board salary reductions similarly affecting all senior executives of the Company; or (iii) the Board requires the executive to relocate from the New York area in the case of Mr. Bahrenburg or the Los Angeles area in the case of Mr. Vitale and Mr. Willis. The Employment Agreements also provided for the purchase by Messrs. Bahrenburg, Vitale and Willis of Preferred Units, Common Units and Common Stock of Petersen for a combination of cash and notes. In addition, the Company has agreed to nominate Messrs. Bahrenburg and Vitale to the Board of Directors in accordance with their employment agreements.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The following report has been submitted by the Compensation Committee of the Board of Directors:

  The Compensation Committee reviews and, as it deems appropriate, recommends to the Board policies, practices and procedures relating to the compensation of the officers and other managerial employees and the establishment and administration of employee benefit plans. The Compensation Committee exercises all authority under any employee stock option plans of the Company as the Committee therein specified (unless the Board resolution appoints any other committee to exercise such authority), and advises and consults with the officers of the Company as may be requested regarding managerial personnel policies. In making its recommendations to the full Board of Directors concerning adjustments to compensation levels, the Compensation Committee intends to consider the financial condition and operational performance of the Company during the prior year.

  Objectives. The Company's basic objective for executive compensation is to recruit and help retain top quality executive leadership focused on attaining long-term corporate goals and increasing stockholder value.

  Elements of Compensation. Total compensation for each of the Company's executive officers is comprised of (i) base salary; (ii) annual bonus; and
(iii) equity incentives.

  Base Salary. The base salaries for Messrs. Bahrenburg, Vitale and R. Willis for 1997 were each established pursuant to the terms of their respective employment agreements with the Company. See "Compensation of Executive Officers--Employment Agreements." The terms of each of such executive officer's employment agreement was determined through arms-length negotiations between such executive officer and representatives of Willis Stein at the time of the Acquisition. The base salaries of Messrs. Bahrenburg, Vitale and R. Willis were determined based, in part, on the prior compensation arrangements of such executive officers and a review of compensation paid to similar officers at comparably-sized companies within the publishing industry. The Committee intends to review the base salary levels for each of the executive officers on an annual basis and to make recommendations to the Board as circumstances warrant.

  Annual Bonus. Under the terms of their respective employment agreements, Messrs. Bahrenburg, Vitale and R. Willis are each entitled to receive an annual bonus of up to approximately half of their base salaries if the Company achieves certain EBITDA targets, which are established by the Compensation Committee at the beginning of each fiscal year. In 1997, the Company achieved the EBITDA target required for each executive officer to receive the maximum bonus award. In addition, due to the Company's exceptional performance in 1997, the Committee also granted each executive officer a special bonus of $60,000. Under the terms of their respective employment agreement, each executive officer was required to use a portion of his 1997 bonus to repay indebtedness to the Company in connection with his purchase of equity securities at the time of the Acquisition.

  Equity Incentives. Each of the Company's executive officers (including Mr. Dunning) participated in the Acquisition. Specifically, each executive officer purchased equity securities of Petersen and the Company on the same terms and conditions as the other Investors in the Acquisition. In addition, such executive officers were also granted additional incentives in the form of equity securities of Petersen, certain of which were subject to vesting over a five-year period and certain of which (i.e., the Class B and Class C Common Units) were not eligible to participate in any distributions by Petersen until certain of the Investors received a specified rate of return on their total investment in Petersen. On July 31, 1997, Petersen exchanged the Class B and Class C Common Units held by such executive officers for Class D Common Units. The terms of the Class D Common Units permitted participation in the earnings of Petersen if such Investors' investment achieved a certain value (regardless of whether such Investors actually received such amount). This exchange resulted in the executive officers being deemed to receive the difference in value of the Class D Common Units and the Class B and Class C Common Units. All of such equity securities of Petersen held by the executive officers were exchanged in the Reorganization for shares of Class A Common. See "Compensation of Executive Officers--Summary Compensation Table."

  As a result of their participation in the Acquisition and the additional equity incentives granted to the executive officers at the time of the Acquisition, the executive officers held a significant equity interest in the Company. Therefore, to a large extent, the interests of the Company's senior management are already aligned with those of its stockholders.

  Prior to the completion of the IPO, the Company adopted the 1997 Long-Term Equity Incentive Plan (the "Incentive Plan") and the Employee Discount Stock Purchase Plan (the "Purchase Plan"). Under the Incentive Plan, the Committee was granted broad authority to award equity-based compensation arrangements to any eligible employee or director of the Company. An aggregate of 2,041,269 shares of Class A Common were reserved for issuance upon the exercise of awards granted to eligible participants under the Incentive Plan. Since the ultimate value of stock options bear a direct relationship to market price of the Class A Common, the Committee believes that awards under the Incentive Plan are an effective incentive for the Company's management to create value for the Company's stockholders. Under the Purchase Plan, eligible employees of the Company are entitled to purchase shares of Class A Common at a purchase price equal to 85% of their fair market value. The Purchase Plan is designed to encourage employees of the Company to acquire an ownership interest in the Company and thereby permitting such employees to share in the growth in value of the Company.

 Compensation of Chief Executive Officer.

  Mr. Dunning's base salary for 1997 was established pursuant to an arrangement between Mr. Dunning and Willis Stein, as the principal investor in the Acquisition. At the time of the Acquisition, Mr. Dunning was also serving as Chairman and Chief Executive Officer of TransWestern Publishing Company, L.P. As a result, Mr. Dunning's salary level was established in light of Mr. Dunning's other responsibilities. Mr. Dunning ceased to be employed by TransWestern in September 1997 and since that time has devoted his full-time to the Company (although not obligated to do so). As a result, the Committee expects that Mr. Dunning's base salary for 1998 will be upwardly adjusted.

  Mr. Dunning was awarded a bonus of $200,000 as a result of the Company's achieving certain EBITDA levels in 1997. The level of such bonus, as well as the EBITDA target, was established at the time of the Acquisition through arms-length negotiations between Mr. Dunning and representatives of Willis Stein.

  Policy with respect to qualifying compensation for deductibility and other matters. Section 162(m) of the Internal Revenue Code generally limits to $1,000,000 the annual tax deductible compensation paid to a covered officer. However, the limitation does not apply to performance-based compensation, provided certain conditions are satisfied.

  The Company's policy is generally to preserve the federal income tax deductibility of compensation paid. Accordingly, the Company has taken, to the extent it believes feasible, appropriate actions to preserve the deductibility of annual incentive, long-term performance, and stock option awards. However, notwithstanding the Company's general policy, the Committee retains the authority to authorize payments that may not be deductible if it believes that is in the best interests of the Company and its stockholders.

  The foregoing report has been approved by all members of the Compensation Committee.

                                          Daniel H. Blumenthal
                                          James D. Dunning, Jr.
                                          Avy H. Stein

                               PERFORMANCE GRAPH

  The following graph compares the Company's cumulative total stockholder return since the Class A Common became publicly traded on October 2, 1997 with the Standard & Poor's 500 Stock Index and an index of certain companies selected by the Company as comparative to the Company in that each is a consumer publishing company. The graph assumes that the value of the investment in the Company's Class A Common at its initial public offering price of $17.50 per share and each index was $100.00 on October 1, 1997.


                  COMPARISON OF THE COMPANY'S CLASS A COMMON,
          STANDARD & POOR'S 500 STOCK INDEX AND A PEER GROUP INDEX(1)

                                     LOGO

                                               OCTOBER 1, 1997 DECEMBER 31, 1997
                                               --------------- -----------------
      The Petersen Companies, Inc. (2)........      $100             $131
      Standard & Poor's 500 Stock Index.......      $100             $102
      Peer Group Index........................      $100             $ 97

--------

(1) The companies selected to form the Company's peer group index are America Media, Inc., CMP Media, Inc., PRIMEDIA Inc., The Reader's Digest Association, Inc., Scholastic Corporation and The Times Mirror Company. Total returns are based on market capitalization.
(2) The closing sale price of the Class A Common on December 31, 1997 was $23.00 per share, as reported by the New York Stock Exchange.

       SUBMISSION OF STOCKHOLDERS' PROPOSALS AND ADDITIONAL INFORMATION

  Proposals of stockholders intended to be eligible for inclusion in the Company's proxy statement and proxy card relating to the 1999 annual meeting of stockholders of the Company must be received by the Company on or before the close of business December 22, 1998. Such proposals should be submitted by certified mail, return receipt requested.

  The Company's By-Laws provide that a stockholder wishing to present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders must give written notice to the Company's Secretary not less than 60 days nor more than 90 days prior to the meeting and that such notice must meet certain other requirements. Any stockholder interested in making such a nomination or proposal should request a copy of the By-Laws provisions from the Secretary of the Company.

                                 OTHER MATTERS

  The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the Directors, officers and employees of the Company by personal interview, telephone or telegram. Such Directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Class A Common held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

  The Directors know of no other matters which are likely to be brought before the Annual Meeting, but if any such matters property come before the meeting the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Richard S Willis,
                                          Secretary

March 23, 1998

  IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                          THE PETERSEN COMPANIES, INC.

                                     PROXY

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 22, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints James D. Dunning, Jr., D. Claeys Bahrenburg and Neal Vitale, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of The Petersen Companies, Inc., a Delaware corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Waldorf Astoria Hotel, 301 Park Avenue, New York, New York 10022, on Wednesday, April 22, 1998 at 8:30 a.m., Eastern time, or at any adjournment or postponement thereof, as shown on the voting side of this card.

                                                                ----------------
                                                                See Reverse Side
                                                                ----------------

[X]

Please mark your votes as in this example.

This proxy will be voted as specified. If a choice is not specified, this proxy will be voted FOR the nominees for Class I Directors and FOR Proposal 2.


1.   Election of All Nominees for Class I Directors Listed Hereon.

     Nominees:   Richard S Willis
                 Milton J. (Chip) Block Jr.
                 John R. Willis

FOR   Withheld
[_]     [_]

     For all nominees listed hereon, except vote withheld from the following nominee(s):
     ____________________________________

2. Approval of the appointment of Ernst & Young LLP as the independent accountants for the Company's 1998 fiscal year.

FOR   AGAINST  ABSTAIN
[_]     [_]      [_]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.


This proxy should be dated, signed by the stockholder exactly as the stockholder's name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



-----------------------------------------

-----------------------------------------
Signature(s)                  Date



                                     -17-